Exhibit 99.1

Parks! America, Inc.

Reports Third Quarter Fiscal 2024 Financial Results

Management to host conference call today, August 13, 2024, at 4:30 PM ET

PINE MOUNTAIN, Georgia, August 13, 2024 — Parks! America, Inc. (OTCPink: PRKA), today announced the financial results for the third quarter of fiscal year 2024 ended June 30, 2024.

March - August 2024 Strategic Highlights

●	Appointed Geoff Gannon as President
●	Created Capital Allocation Committee composed of three directors: Andrew Kuhn, Jacob McDonough, and Todd White
●	Authorized $0.8 million of capital expenditures for restroom building for Georgia Park
●	Managing cash in light of ~$2.0 million of proxy contest expenses, Georgia Park’s restroom building, and severance payments

Year-to-Date Fiscal 2024 Segment Financial Results

●	Georgia Park revenues of $4.42 million, segment income of $1.72 million, and total assets of $7.11 million, which includes cash and short-term investments of $1.61 million
●	Missouri Park revenues of $1.29 million, segment income of $0.17 million, and total assets of $3.09 million, which includes cash and short-term investments of $0.54 million
●	Texas Park revenues of $1.38 million, segment income of $0.10 million, and total assets of $7.96 million, which includes cash and short-term investments of $0.64 million

Consolidated Balance Sheet

The Company had total cash and short-term investments of $2.85 million as of June 30, 2024, compared to $4.10 million at the end of October 1, 2023. The Company had total debt of $3.65 million as of June 30, 2024, compared to $4.23 million at the end of October 1, 2023.

Conference Call and Webcast Details

The Company will host a conference call to review the results of the third quarter of the 2024 fiscal year today, August 13, 2024, at 4:30 pm ET.

The conference call will be webcast and can be accessed on the Company’s website, animalsafari.com/investor-relations. A transcript of the call will be available on the Company’s website.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through our wholly owned subsidiaries, owns and operates three regional safari parks and is in the business of acquiring, developing and operating local and regional entertainment assets in the United States.

Additional information, including our Form 10-K for the fiscal year ended October 1, 2023, is available on the Company’s website, animalsafari.com/investor-relations.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s annual report and other reports filed from time to time with the SEC. We undertake no obligation to publicly update or revise any forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Ralph Molina

Head of Investor Relations and Corporate Strategy

(706) 940-2209

PARKS! AMERICA, INC. AND SUBSIDIARIES

REPORTED AND PRO FORMA PARK REVENUES

For the Three Months and Nine Months Ended June 30, 2024 and July 2, 2023

	For the three months ended
		July 2, 2023
	June 30, 2024	Actual	Pro Forma[1]
Georgia Park	$2,166,574	$1,713,205	$2,348,677
Missouri Park	668,097	570,888	556,619
Texas Park	522,052	517,419	508,858
Total park revenues	$3,356,723	$2,801,512	$3,414,154

	For the nine months ended
		July 2, 2023
	June 30, 2024	Actual	Pro Forma[1]
Georgia Park	$4,419,214	$4,059,002	$5,050,530
Missouri Park	1,293,101	1,061,480	1,039,008
Texas Park	1,377,882	1,356,174	1,334,449
Total park revenues	$7,090,197	$6,476,656	$7,423,987

1.	Pro Forma Park Revenues reflect:

a.	The estimated impact on park revenues resulting from the tornado damage closure and phased reopening of our Georgia Park during the first six weeks of the fiscal quarter ended July 2, 2023, as well as for roughly eight weeks during the nine months ended July 2, 2023, assuming Georgia Park revenues in each respective period were flat to the comparable period in fiscal 2022; and
b.	The estimated impact of the strategic switch to a new ticketing platform early in the second quarter of fiscal 2024. We believe this change has improved the overall guest experience, lowering the overall transaction fees incurred by our guests for online ticket purchases, while also improving functionality for our park customer service teams. While this change has a net neutral impact on our profitability, we no longer directly up-charge customer transaction fees, resulting in a reduction in park revenues, with a corresponding decrease in operating expenses.

PARKS! AMERICA, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS

	For the three months ended		For the nine months ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Total revenues:
Georgia	$2,200,174	$1,713,536	$4,489,128	$4,103,132
Missouri	675,283	570,888	1,317,737	1,061,480
Texas	573,287	565,708	1,497,704	1,422,364
Consolidated	$3,448,744	$2,850,132	$7,304,569	$6,586,976

Income (loss) before income taxes:
Georgia	$1,172,530	$709,499	$1,724,017	$1,364,639
Missouri	222,714	167,503	166,886	30,098
Texas	107,086	82,010	102,137	19,228
Segment EBITDA	1,502,330	959,012	1,993,040	1,413,965
Corporate	(401,082)	(308,044)	(911,490)	(928,961)
Depreciation and amortization	230,852	222,124	672,648	648,757
Loss on asset disposals, net	-	-	35,754	30,584
Contested proxy and related matters	746,570	-	2,037,822	-
Tornado expenses and write-offs, net	(53,755)	(268,776)	(53,755)	363,596
Legal settlement	75,000	-	75,000	-
Other income, net	31,412	3,429	101,325	64,708
Interest expense	(46,923)	(54,514)	(147,515)	(169,739)
Consolidated	$87,070	$646,535	$(1,732,109)	$(662,964)

	June 30, 2024	October 1, 2023	July 2, 2023
Total assets:
Georgia	$7,114,797	$8,519,619	$8,445,755
Missouri	3,085,406	3,335,794	3,169,692
Texas	7,959,080	7,698,400	7,957,349
Corporate	847,033	541,910	696,548
Consolidated	$19,006,316	$20,095,723	$20,269,344

Total cash & short-term
Georgia	$1,606,283	$3,047,188	$2,066,426
Missouri	542,270	671,423	394,968
Texas	641,233	312,563	350,354
Corporate	62,297	67,213	64,141
Consolidated	$2,852,083	$4,098,387	$2,875,889

Assets less cash & short-term
Georgia	$5,508,514	$5,472,431	$6,379,329
Missouri	2,543,136	2,664,371	2,774,724
Texas	7,317,847	7,385,837	7,606,995
Corporate	784,736	474,697	632,407
Consolidated	$16,154,233	$15,997,336	$17,393,455

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Nine Months Ended June 30, 2024 and July 2, 2023

	For the three months ended		For the nine months ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Park revenues	$3,356,723	$2,801,512	$7,090,197	$6,476,656
Sale of animals	92,021	48,620	214,372	110,320
Total revenues	3,448,744	2,850,132	7,304,569	6,586,976

Cost of sales	436,348	374,131	1,047,267	929,632
Selling, general and administrative	1,911,148	1,825,033	5,175,752	5,172,340
Depreciation and amortization	230,852	222,124	672,648	648,757
Contested proxy and related matters	746,570	-	2,037,822	-
Tornado expenses and write-offs, net	(53,755)	(268,776)	(53,755)	363,596
Legal settlement	75,000	-	75,000	-
Loss on asset disposals, net	-	-	35,754	30,584
Income (loss) from operations	102,581	697,620	(1,685,919)	(557,933)

Other income, net	31,412	3,429	101,325	64,708
Interest expense	(46,923)	(54,514)	(147,515)	(169,739)
Income (loss) before income taxes	87,070	646,535	(1,732,109)	(662,964)

Income tax expense (benefit)	19,200	134,500	(430,400)	(175,900)
Net income (loss)	$67,870	$512,035	$(1,301,709)	$(487,064)

Income (loss) per share - basic and diluted	$0.00	$0.01	$(0.02)	$(0.01)

Weighted average shares outstanding (in 000’s) - basic and diluted	75,727	75,270	75,677	75,248

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of June 30, 2024, October 1, 2023 and July 2, 2023

	June 30, 2024	October 1, 2023	July 2, 2023
ASSETS
Cash	$2,026,084	$4,098,387	$2,875,889
Short-term investments	825,999	-	-
Accounts receivable	22,962	36,172	673,956
Inventory	369,946	419,149	469,343
Prepaid expenses	859,433	558,678	760,078
Total current assets	4,104,424	5,112,386	4,779,266

Property and equipment, net	14,848,121	14,910,097	15,397,446
Intangible assets, net	35,196	52,331	71,723
Other assets	18,575	20,909	20,909
Total assets	$19,006,316	$20,095,723	$20,269,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$999,187	$79,352	$139,372
Other current liabilities	379,498	571,343	463,733
Current portion of long-term debt, net	793,842	767,675	758,724
Total current liabilities	2,172,527	1,418,370	1,361,829

Long-term debt, net	2,860,461	3,459,816	3,654,738
Deferred tax liability, net	232,329	232,329	270,895
Total liabilities	5,265,317	5,110,515	5,287,462

Stockholders’ equity
Common stock	75,727	75,518	75,518
Capital in excess of par	5,159,762	5,102,471	5,102,471
Retained earnings	8,505,510	9,807,219	9,803,893
Total stockholders’ equity	13,740,999	14,985,208	14,981,882
Total liabilities and stockholders’ equity	$19,006,316	$20,095,723	$20,269,344

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended June 30, 2024 and July 2, 2023

	For the nine months ended
	June 30, 2024	July 2, 2023
OPERATING ACTIVITIES:
Net loss	$(1,301,709)	$(487,064)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization expense	672,648	648,757
Interest expense - debt financing cost amortization	8,416	4,416
Stock-based compensation	57,500	115,000
Interest accrued on certificates of deposit	(25,999)	-
Deferred tax liability	-	270,895
Tornado asset write-offs	-	271,424
Loss (gain) loss on asset disposals	35,754	30,584
Changes in assets and liabilities
(Increase) decrease in accounts receivable	13,210	(669,551)
(Increase) decrease in inventory	49,203	72,643
(Increase) decrease in prepaid expenses	(300,755)	(589,296)
Increase (decrease) in accounts payable	919,835	(128,195)
Increase (decrease) in other current liabilities	(191,845)	(58,139)
Net cash used in operating activities	(63,742)	(518,526)

INVESTING ACTIVITIES:
Investments in certificates of deposit	(1,000,000)	-
Maturity of certificate of deposit	200,000	-
Acquisition of property and equipment	(669,791)	(1,520,980)
Investment in intangible assets	-	(5,466)
Proceeds from the disposition of property and equipment	42,833	-
Net cash used in investing activities	(1,426,958)	(1,526,446)

FINANCING ACTIVITIES:
Payments on 2020 Term Loan	(375,112)	(357,038)
Payments on 2021 Term Loan	(201,491)	(194,137)
Line-of-credit fees	(5,000)	-
Net cash used in financing activities	(581,603)	(551,175)

Net decrease in cash	(2,072,303)	(2,596,147)
Cash at beginning of period	4,098,387	5,472,036
Cash at end of period	$2,026,084	$2,875,889